Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201	Filed in the office of	Document Number
(775) 684-5708	/s/ Barbara K. Cegavske	20150463113-96
Website: www.nvsos.gov	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	10/21/2015 8:00 AM
	State of Nevada	Entity Number
Articles of Incorporation		E0498572015-8
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation:	Natural Destiny Inc.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent:	CSC Services of Nevada. Inc.
	☐ Noncommercial Registered Agents (name and address below)	OR ☐	Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agents OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

3. Authorized Stock: (number of shares corporation	Number of shares		Par value		Number of shares
is authorized to issue)	with par value:	100,000,000	per share: $	0.0001	without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)	1)	Jianrong Xia
Name
	No. 22-1 Zixixujia, Ziyuan Villiage, Yangcunqiao		Jiande, Zhejiang, PRChina
		Street Address	City	STATE	Zip Code
2)
		Name		STATE

		Street Address	City		Zip Code

5. Purpose: (optional;	The purpose of the corporation shall be:	6. Benefit Corporation
required only if Benefit	general purpose	(see instructions) ☐ Yes
Corporation status selected)

7. Name, Address and Signature of Incorporator: (attach additional page if	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to Knowingly offer any false or forged instrument for filling in the Office of the Secretary of State.
more than one incorporator)	Sabrina He	X	/s/ Sabrina He
	Name	Incorporator Signature
1345 Avenue of the Americas, 11th Floor	New York	NY	10105
Address	City	State	Zip Code

7. Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of	CSC Services of Nevada, Inc.
Appointment of Registered Agent:	X By:	/s/ Laura Mudro	10-21-2015
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles
Revised: 1-5-15